UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 1, 2018

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Dallas Pkwy Suite 140, Frisco, Texas 75034

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(469) 294-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 2, 2018, Jamba, Inc., a Delaware corporation (the “Company” or “Jamba”), announced that it entered into an Agreement and Plan of Merger, dated August 1, 2018 (the “Merger Agreement”), with Focus Brands Inc., a Delaware corporation (“Parent”), and Jay Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement was approved by all members of the Company’s Board of Directors (the “Board”) on August 1, 2018.

The Merger Agreement provides that Parent will cause Merger Sub to commence, as promptly as practicable, but in no event later than ten (10) business days after the date of the Merger Agreement, a tender offer (the “Offer”) to acquire all of the Company’s outstanding shares of common stock, par value $0.001, per share (the “Shares”), at a purchase price of $13.00, per Share in cash, without interest, and subject to any required withholding of taxes (the “Offer Price”). The Offer is not subject to any financing condition.

The Offer will initially remain open for twenty (20) business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, Merger Sub may, and if requested by the Company, will, extend the expiration time of the Offer on one or more occasions for periods of up to ten (10) business days per extension to permit the satisfaction of all Offer conditions, subject to certain specified circumstances in the Merger Agreement.  In no event is Merger Sub required to extend the Offer beyond the date that is one hundred twenty days following the date of the Merger Agreement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including among others: (i) the Merger Agreement has not been terminated in accordance with its terms, (ii) the number of Shares validly tendered and received, and not validly withdrawn, in accordance with the terms of the Offer, together with the Shares otherwise owned by Merger Sub or its affiliates, equals at least a majority of the issued and outstanding Shares, (iii) the expiration or termination of all waiting periods (including extensions thereof) applicable to the purchase of Shares pursuant to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any judgment issued by a court of competent jurisdiction or by a governmental authority, or any law or other legal restraint or prohibition that would make the Offer or the Merger (as defined below) illegal or otherwise prevent the consummation of the Offer or the Merger (as defined below), (v) since the date of the Merger Agreement, there not having been any event, change or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company, (vi) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions, (vii) the Company’s material compliance with its covenants contained in the Merger Agreement and (viii) other customary conditions.

As soon as practicable following consummation of the Offer (the “Offer Acceptance Time”), subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without adoption of the Merger Agreement by the Company’s stockholders.

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) held in the treasury of the Company and Shares owned by Merger Sub, Parent or any wholly-owned subsidiary of Parent or the Company immediately prior to commencement of the Offer, (ii) irrevocably accepted for purchase in the Offer and (iii) owned by a holder who was entitled to demand and who has properly demanded appraisal for such Shares under Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost such holder’s rights to such appraisal under DGCL with respect to such Shares) will automatically be converted into the right to receive an amount in cash equal to the Offer Price without interest thereon (the “Merger Consideration”).

In addition, at the Effective Time, as a result of the Merger (i) each option to purchase the Company’s common stock that is outstanding and unexercised immediately prior thereto shall immediately and fully vest, and shall terminate and be cancelled and the holder of such option will be entitled to receive from the Company, as soon as practicable following the Effective Time, subject to the terms and conditions set forth in the Merger Agreement (including certain exceptions for outstanding options subject to performance based vesting and in certain cases delivery by the holder of a stock award cancellation and release letter), in settlement of such option the net amount, without interest, of (A) the product of (1) the excess, if any, of the Merger Consideration over the applicable exercise price per Share otherwise issuable upon exercise of such option, multiplied by (2) the number of Shares subject to such option, less (B) any applicable withholdings for taxes, and (ii) each restricted stock unit with respect to Shares (each, a “RSU”) that is outstanding immediately prior thereto shall immediately and fully vest and shall terminate and be cancelled and the holder of such RSU will be entitled to receive from the Company, as soon as practicable following the Effective Time, subject to the terms and conditions set forth in the Merger Agreement (including certain exceptions for outstanding RSUs subject to performance based vesting and in certain cases delivery by the holder of a stock award cancellation and release letter), in settlement of such RSU an amount equal to the product of (A) the total number of Shares issuable in settlement of the RSU immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (B) the Merger Consideration, less any applicable withholdings for taxes.

In addition, as of immediately prior to the Offer Acceptance Time, any award of restricted Shares with respect to which the restrictions have not lapsed, and which award shall not have previously expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the subsidiaries of the Company or any predecessor thereof pursuant to any applicable stock plan of the Company (each a Share of “Restricted Stock”) that is outstanding as of immediately prior to the Offer Acceptance Time shall, subject to the terms and conditions set forth in the Merger Agreement (including in certain cases delivery by the holder of a stock award cancellation and release letter), immediately and fully vest such that the Company’s right of reacquisition or repurchase, as applicable, shall lapse in full effective immediately prior to, and contingent upon, the Offer Acceptance Time, and as of the Offer Acceptance Time and without any further action on the part of the holders thereof, each Share of Restricted Stock shall be treated as an outstanding Share for purposes of the Merger Agreement, including for purposes of tendering pursuant to the Offer.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. Until the earlier of the termination of the Merger Agreement or the Offer Acceptance Time, the Company has agreed to conduct its business in all material respects in the ordinary course consistent with past practice and has agreed to certain other customary restrictions on its operations, as set forth more fully in the Merger Agreement.

Prior to the Offer Acceptance Time, the Company is subject to restrictions on its ability to provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative takeover proposal, subject to certain exceptions to permit the Board to comply with its fiduciary obligations.

Prior to the Offer Acceptance Time, the Board may, among other things, (1) withdraw or change its recommendation that the Company’s stockholders tender their Shares in the Offer or (2) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal (as defined in the Merger Agreement), subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice, and upon payment of the termination fee discussed below.

The Merger Agreement includes a remedy of specific performance for the Company and Parent.  The Merger Agreement also contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances the Company will be required to pay Parent a termination fee of approximately $7.23 million.  Upon termination of the Merger Agreement by the Company under specified circumstances, Parent will be required to pay the Company a termination fee of approximately $11.36 million.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. Such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company between the date of the Company’s Annual Report on Form 10-K filed on May 11, 2018 and the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the

Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

Support Agreements

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, Parent and Merger Sub entered into Tender and Support Agreements, dated as of August 1, 2018 (the “Support Agreements”), with Engaged Capital, LLC and certain of its affiliates and Indus Markor Master Fund, L.P., an affiliate of Indus Capital Partners, LLC (each, a “Supporting Stockholder”), solely in their respective capacities as stockholders of the Company. Pursuant to the Support Agreements, the Supporting Stockholders have agreed to tender their Shares in the Offer and otherwise support the transactions contemplated by the Merger Agreement. The Supporting Stockholders beneficially owned, as of August 1, 2018, 4,282,983 Shares (including Shares deemed to be beneficially owned in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended), which represent approximately 27% of the outstanding Shares and all additional Shares that are deemed outstanding for purposes of calculating each such Support Stockholders’ percentage ownership as of August 1, 2018, in accordance with Rule 13d-3(d)(1)(i).

The Support Agreements terminate upon the occurrence of certain circumstances, including in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements, a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2018, the Board approved amendments to the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”) to add a new provision that designates the state and federal courts located within the State of Delaware as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum. Further, the Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to such provision. The Bylaws became effective immediately.

The foregoing description is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On August 2, 2018, Parent and the Company issued a joint press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and among Focus Brands Inc., a Delaware corporation, Jay Merger Sub, Inc., a Delaware corporation and Jamba, Inc., a Delaware corporation, dated August 1, 2018
3.1	Amended and Restated Bylaws of Jamba, Inc.
99.1	Form of Support Agreement by and by and among, Focus Brands Inc., Jay Merger Sub Inc., and the stockholders party thereto, dated August 1, 2018
99.2	Joint Press Release issued by Focus Brands Inc. and Jamba, Inc., dated August 2, 2018

*  Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Notice to Investors

The proposed Offer described above has not yet commenced. This communication is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Company stock. At the time the Offer is commenced, the Merger Sub will file a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a solicitation/recommendation statement with respect to the Offer. Investors and stockholders of the Company are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that Merger Sub files with the SEC will be made available to all stockholders of the Company free of charge from the information agent for the Offer.  The solicitation/recommendation statement and the other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at www.ir.jambajuice.com.

Forward-Looking Statements

Certain forward-looking statements made in this communication, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the surviving company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.  Forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict.  As a result,  actual future results and trends may differ materially from what is forecast in forward-looking statements.   The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements:  (i) uncertainties as to the timing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) uncertainty surrounding how many of the Company’s stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility that prior to the completion of the transactions contemplated by the Merger Agreement, the Company’s business may experience significant disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (ix) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other tender offer documents that will be filed by Parent, Merger Sub and the Company, as applicable.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: August 2, 2018	By:	/s/ David A. Pace
David A. Pace, Chief Executive Officer